EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2022

•Reports Q1 2022 total revenues of $308M, in line with guidance, and
Adjusted EBITDA of $36M
•Temporarily suspends CDMO guidance pending further clarity on COVID-19 vaccine requirements

GAITHERSBURG, Md., April 28, 2022—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the first quarter ended March 31, 2022.

“Emergent remains focused on our strategic plan to grow within public health threat markets where we can positively impact patients and customers,” said Robert G. Kramer, president and CEO of Emergent BioSolutions. “Our diversified business model, disciplined operating approach, and financial strength enable us to continue pursuing our vision of protecting and enhancing one billion lives by 2030.”

FINANCIAL HIGHLIGHTS (1)

($ in millions, except per share amounts)	Q1 2022	Q1 2021	% Change
Total Revenues	$307.5	$343.0	(10)%
Net (Loss) Income	($3.7)	$69.7	*
Net (Loss) Income per Diluted Share	($0.07)	$1.28	*
Adjusted Net Income (Loss) (2)	$9.1	$83.6	(89)%
Adjusted Net Income (Loss) (2) per Diluted Share	$0.18	$1.53	(88)%
Adjusted EBITDA (2)	$36.0	$123.5	(71)%
Gross Margin % (2)	48%	69%
Adjusted Gross Margin % (2)	48%	69%
* % change is greater than 100%

SELECT Q1 2022 AND OTHER RECENT BUSINESS UPDATES

•Completed the rolling submission to the U.S. Food and Drug Administration (FDA) of the Biologics License Application (BLA) for AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted), the Company's new anthrax vaccine candidate.
•Announced updates to the Company's corporate governance:
◦Appointed Zsolt Harsanyi, Ph.D., as Chairman of the Board of Directors; and
◦Appointed Keith Katkin to the Board of Directors.
•Strengthened the Company's senior leadership with three key hires:
◦Coleen Glessner joined as EVP, Global Quality and Ethics and Compliance, reporting to the CEO;
◦Bill Hartzel joined as SVP and Head of the CDMO Services business, reporting to the COO; and
◦Joseph Philipose joined as SVP and Chief Ethics and Compliance Officer, reporting to the EVP, Global Quality and Ethics and Compliance.
•Initiated a Phase 1 study evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of stabilized isoamyl nitrite (SIAN), a treatment being developed for known or suspected acute cyanide poisoning, with funding from the Biomedical Advanced Research and Development Authority (BARDA) and in collaboration with Southwest Research Institute.
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•Continued to repurchase the Company's common stock under an existing authorization by the Board of Directors to management to repurchase up to $250 million through November 11, 2022; during the quarter ended March 31, 2022, the Company purchased an additional 1.1 million shares for $52.2 million, resulting in an aggregate of approximately 3.8 million shares for $164.7 million since initiating repurchases in Q4 2021.
Q1 2022 FINANCIAL PERFORMANCE (1)

Revenues

($ in millions)	Q1 2022	Q1 2021	% Change
Product sales, net (3):
•Anthrax vaccines	$103.6	$55.0	88%
•Nasal naloxone products	$93.1	$74.2	25%
•ACAM2000®	$14.4	$—	*
•Other (4)	$26.0	$8.7	*
Total product sales, net	$237.1	$137.9	72%
Contract development and manufacturing (CDMO):
•Services	$51.8	$67.6	(23)%
•Leases	$9.0	$116.2	(92)%
Total CDMO	$60.8	$183.8	(67)%
Contracts and grants	$9.6	$21.3	(55)%
Total revenues	$307.5	$343.0	(10)%
* % change is greater than 100%

Product Sales, net
Anthrax vaccines
For Q1 2022, revenues from Anthrax vaccines increased $48.6 million as compared to Q1 2021. The increase is largely driven by timing of deliveries to the U.S. government (USG), specifically the Strategic National Stockpile (SNS). The Company received an AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) contract modification in September 2021 valued at approximately $399 million to deliver additional AV7909 doses through March 2023.
Nasal naloxone products
For Q1 2022, revenues from nasal naloxone products increased $18.9 million as compared to Q1 2021. The increase is driven by strong growth in sales of NARCAN® (naloxone HCl) Nasal Spray to U.S. public interest and Canadian customers, as well as solid contributions from sales of the authorized generic product licensed to Sandoz which launched in December 2021. These increases are offset by a decrease in sales of NARCAN Nasal Spray to the U.S. commercial retail market.
ACAM2000
For Q1 2022, revenues from ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) increased $14.4 million as compared to Q1 2021. The increase is driven by international sales.
Other (4)
For Q1 2022, revenues from other product sales increased $17.3 million as compared to Q1 2021. The increase is largely a result of sales of VIGIV [Vaccinia Immune Globulin Intravenous (Human)] driven by timing of deliveries to the USG and of sales of Anthrasil®(Anthrax Immune Globulin Intravenous (Human)) driven by timing of deliveries to international customers.
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Contract Development and Manufacturing (CDMO)
CDMO Services
For Q1 2022, revenue from contract development and manufacturing services decreased $15.8 million as compared to Q1 2021. This decrease is largely due to the impact of the Company's decision to initiate maintenance and other modification-related work at the Bayview facility which reduced manufacturing activities during the quarter. The decline in revenues at Bayview was offset by an increase in manufacturing activities at the Company's Camden and Winnipeg sites in support of drug substance and drug product manufacturing services related to products and product candidates of the Company's commercial customers.
CDMO Leases
For Q1 2022, revenue from contract development and manufacturing leases decreased $107.2 million as compared to Q1 2021. The decrease was primarily due to the completion of the Company's public-private partnership with BARDA in November 2021.

Contracts and Grants
For Q1 2022, revenues from contracts and grants decreased $11.7 million as compared to Q1 2021. The decrease is primarily due to lower revenue from BARDA as a result of the termination of the Center for Innovation and Advanced Development and Manufacturing (CIADM) agreement in November 2021 as well as decreases in development activities associated with various other externally funded R&D projects.

Operating Expenses

($ in millions)	Q1 2022	Q1 2021	% Change
Cost of product sales	$80.3	$52.6	53%
Cost of CDMO	$75.6	$46.7	62%
Research and development	$46.4	$52.5	(12)%
Selling, general and administrative	$84.8	$80.9	5%
Amortization of intangible assets	$14.0	$14.9	(6)%
Total operating expenses	$301.1	$247.6

Cost of Product Sales
For Q1 2022, cost of product sales increased $27.7 million as compared to Q1 2021. The increase is primarily due to the higher volume of product sales.
Cost of CDMO
For Q1 2022, cost of CDMO increased $28.9 million as compared to Q1 2021. The increase is driven by professional services in support of quality functions at the Bayview site and at the Camden and Winnipeg sites due to an increase in manufacturing activities in Q1 2022 compared to Q1 2021.

Research and Development
For Q1 2022, research and development expenses decreased $6.1 million as compared to Q1 2021. The decrease is primarily due to a decline in costs associated with the development of the Company's COVID-19 therapeutic product candidates offset by an increase in costs associated with the Phase 3 study of the Company's chikungunya virus (CHIKV) virus-like particle (VLP) vaccine candidate.

Selling, General and Administrative
For Q1 2022, selling, general and administrative expenses increased $3.9 million due to an increase in professional services and marketing costs in support of the expansion of the Company's business operations and defending and supporting the Company's corporate reputation.

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Additional Financial Information

Segment Information
During Q1 2022, the Company began assessing its operating performance by focusing on two reportable segments: 1) a products segment (Product) consisting of the Government/Medical Countermeasure (MCM) and Commercial products business lines; and 2) a services segment (Services) consisting of the CDMO services business line. The Company evaluates the performance of these reportable segments based on revenue and adjusted gross margin. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate Contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products			Services
	Q1 2022	Q1 2021	% Change	Q1 2022	Q1 2021	% Change
Revenue	$237.1	$137.9	72%	$60.8	$183.8	(67)%

Cost of sales	$80.3	$52.6	53%	$75.6	$46.7	62%
Less: Changes in fair value of contingent consideration	$0.5	$1.1	(55)%	$—	$—	$—
Adjusted cost of sales	$79.8	$51.5	55%	$75.6	$46.7	62%

Gross margin **	$156.8	$85.3	84%	$(14.8)	$137.1	*
Gross margin % **	66%	62%	400 bps	(24)%	75%	*

Adjusted gross margin ***	$157.3	$86.4	82%	$(14.8)	$137.1	*
Adjusted gross margin % ***	66%	63%	300 bps	(24)%	75%	*
* % change is greater than 100% or not considered meaningful
** Gross margin is calculated as Revenue less cost of sales. Gross margin % is calculated as gross margin divided by Revenue.
*** Adjusted gross margin is calculated as Revenue less Adjusted cost of sales. Adjusted gross margin % is calculated as Adjusted gross margin divided by Revenue.
For Q1 2022, Product margin increased $71.5 million as compared to Q1 2021. Product adjusted gross margin increased $70.9 million as compared to Q1 2021. The increase in Product gross margin and Product adjusted gross margin is primarily due to increased volumes.

For Q1 2022, Services gross margin and adjusted gross margin decreased $151.9 million as compared to Q1 2021. The decrease in Services gross and adjusted gross margin is primarily due to the decline in revenue at the Bayview facility as a result of the completion of the Company's arrangement with BARDA, the pause in manufacturing activities for improvement and modifications, as well as an increase in professional services costs.
CDMO Metrics

($ in millions, except CDMO customers)	As of 3/31/2022	As of 12/31/2021	% Change
CDMO Customers (5)	71	70	1%

($ in millions)	In Q122	In Q421	% Change
CDMO New Business Secured (6)	$33.7	$53.5	(37)%
For Q1 2022, the Company is temporarily suspending disclosing CDMO Backlog as of March 31, 2022, pending further clarity on Johnson & Johnson (J&J) COVID-19 vaccine requirements, influenced by the fact this metric includes value from the J&J contract. The Company will resume providing this metric at the appropriate time.

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Capital Expenditures

($ in millions)	Q1 2022	Q1 2021	% Change
Gross capital expenditures	$32.2	$56.1	(43)%
Less: capital expenditures reimbursed	$—	$7.2	(100)%
Net capital expenditures	$32.2	$48.9	*
Gross capital expenditures as a % of total revenues	10%	16%	(6)%
Net capital expenditures as a % of total revenues	10%	14%	(4)%
* % change is greater than 100%
For Q1 2022, capital expenditures decreased largely due to less spending associated with the expansion project at the Company's Rockville facility which is nearing completion.
2022 FINANCIAL FORECAST
The Company provides the following update to its full year 2022 forecast.
Reaffirmed Guidance
The following revenue guidance is reaffirmed for full year 2022 ($ in millions):
•Anthrax Vaccines                $280-$300
•ACAM2000                    $190-$210
•Nasal Naloxone Products            $240-$310
•Other Products + Contracts and Grants        $200-$260
Temporarily Suspended Guidance
Following the recent decision by J&J to suspend projecting COVID-19 vaccine sales for 2022 due to global supply surplus and vaccine hesitancy in the developing world, the Company's 2022 revenues related to its commercial supply arrangement with J&J are uncertain. Accordingly, the following metrics are temporarily suspended for full year 2022 pending further clarity on COVID-19 vaccine requirements:
•CDMO Revenues
•Total Revenues
•Adjusted Net Income
•Adjusted EBITDA
•Gross Margin
At the appropriate time, the Company will communicate additional information and update the overall forecast.
Assumptions
The Company's 2022 financial forecast also takes into consideration the following assumptions.
2022 Product and Contract and Grant Revenues
•Anthrax vaccines revenues are expected to continue at similar levels to 2021 under the terms of the Company's existing contract with BARDA.
•ACAM2000 vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2021 deliveries.
•Nasal naloxone products revenues reflect the formation of a generic market and comprise revenues from a combination of NARCAN Nasal Spray and the authorized generic of NARCAN Nasal Spray, a product licensed to Sandoz and launched in late 2021 and one in which the Company retains a financial interest.
•Other Products + Contracts and Grants revenues: 1) other products revenues reflect continued procurement of other products not highlighted on a standalone basis from various government customers under existing multi-year contracts; 2) contracts and grants revenues reflect continued funding of select development programs from various government and other non-dilutive sources.

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Other
•Pipeline progress is expected across the R&D portfolio with the ongoing advancement of the CHIKV VLP Phase 3 clinical trial, the completion of the BLA filing for AV7909, and anticipated advancements of a number of early-stage programs.
•Capital expenditures, net of reimbursement, are expected to be approximately 10% of total revenues at the midpoint, reflecting ongoing investments in capacity and capability expansions related to the CDMO business and the Company's R&D programs, and aligned with the average over the previous five-year period.
FOOTNOTES

(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," and "Adjusted Revenues" for a definition of terms and the reconciliation tables.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) CDMO Customer is defined as a client (commercial, government, NGO) for whom the Company has performed CDMO services where there is evidence of meeting all of the following criteria: i) completion of any billable project milestones in the preceding 24-month period, indicating ongoing work; ii) secured project work planned in the future, which has not yet been invoiced, capturing future work not yet indicated in the invoice record; and, iii) neither the Company nor the client having yet to formally terminate the last remaining project, thereby removing any client for whom work has fully concluded.
(6) CDMO New Business Secured is defined as initial value of contracts secured as well as incremental value of existing contracts modified within the indicated period.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, April 28, 2022, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 3691528
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/84272zeq for the webcast.
A replay of the call can be accessed from the Company website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. For over 20 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Product Gross Margin, Adjusted CDMO Gross Margin, Adjusted Revenues and Net Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed,
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such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Gross Margin and Adjusted Gross Margin" and "Reconciliation of Net Research and Development Expenses" included at the end of this release.
The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This earnings press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, certain future financial metrics and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all, and more specifically, statements regarding our 2022 anthrax vaccine revenues and the timing of expected deliveries of AV7909, 2022 ACAM2000 revenues and the timing of related deliveries, 2022 nasal naloxone product revenues and the impact of the generic market on NARCAN Nasal Spray and anticipated financial benefits from our financial interest in the authorized generic launched by Sandoz; 2022 other products and contracts and grants revenues and continued procurement of other products not highlighted on a standalone basis, the continuation of stable base revenues from certain multi-year MCM procurement contracts; the continued demand for naloxone products in the U.S. and Canada, pipeline progress across our R&D portfolio and ongoing advancement of the CHIKV VLP Phase 3 clinical trial, the safety and efficacy of SIAN, the anticipated level of and benefits to be derived from future capital expenditures, including capacity expansion in our CDMO program and Bayview facility modifications, future Johnson & Johnson COVID-19 vaccine requirements and guidance; future CDMO business opportunities and long-term potential of the Services segment; other long-term growth potential any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.
Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of the earnings press release and investor presentation, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability of U.S. government funding for contracts related to procurement of our medical countermeasures, including AV7909, BioThrax and ACAM2000, among others, as well as contracts related to development of medical countermeasures, our ability to meet our commitments to continued quality and manufacturing compliance at our manufacturing facilities and the potential impact on our ability to continue production of bulk drug substance for Johnson & Johnson’s COVID-19 vaccine, the impact of a generic marketplace on NARCAN Nasal Spray and future NARCAN Nasal Spray sales, our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries, whether we will realize the full benefit of our investments in additional manufacturing and quality control systems, our ability to provide CDMO services for the development and/or manufacture of product candidates of our customers at required levels and on required timelines, our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other
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regulatory obligations, our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals, changes to U.S. government priorities for the strategic national stockpile, our ability to negotiate additional U.S. government procurement or follow-on contracts for our public health threat products that have expired or will be expiring, our ability to negotiate new CDMO contracts and the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts, the outcomes associated with pending shareholder litigation and government investigations and their potential impact on our business, our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028, procurement by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country, the ongoing impact of the COVID-19 pandemic on our markets, operations and employees as well as those of our customers and suppliers, the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic, our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria, the success of our commercialization, marketing and manufacturing capabilities and strategy, and the accuracy of our estimates regarding future revenues, expenses and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$435.8	$576.1
Restricted cash	0.2	0.2
Accounts receivable, net	181.8	274.7
Inventories, net	400.7	350.8
Prepaid expenses and other current assets	81.8	70.3
Total current assets	1,100.3	1,272.1

Property, plant and equipment, net	807.5	800.1
Intangible assets, net	590.6	604.6
Goodwill	224.9	224.9
Other assets	57.1	57.3
Total assets	$2,780.4	$2,959.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107.3	$128.9
Accrued expenses	29.3	51.7
Accrued compensation	56.4	88.7
Debt, current portion	31.6	31.6
Other current liabilities	24.6	72.9
Total current liabilities	249.2	373.8

Contingent consideration, net of current portion	4.4	4.5
Debt, net of current portion	801.5	809.4
Deferred tax liability	94.8	94.9
Contract liabilities, net of current portion	5.9	4.7
Other liabilities	49.3	52.7
Total liabilities	$1,205.1	$1,340.0

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 55.3 and 55.1 shares issued; 50.4 and 51.3 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	834.8	829.4
Treasury stock, at cost, 4.9 and 3.8 common shares, respectively	(204.4)	(152.2)
Accumulated other comprehensive loss, net	(9.3)	(16.1)
Retained earnings	954.1	957.8
Total stockholders' equity	1,575.3	1,619.0
Total liabilities and stockholders' equity	$2,780.4	$2,959.0
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2022	2021

Revenues:
Product sales, net	$237.1	$137.9
Contract development and manufacturing:
Services	51.8	67.6
Leases	9.0	116.2
Total contract development and manufacturing	60.8	183.8
Contracts and grants	9.6	21.3
Total revenues	307.5	343.0

Operating expenses:
Cost of product sales	80.3	52.6
Cost of contract development and manufacturing	75.6	46.7
Research and development	46.4	52.5
Selling, general and administrative	84.8	80.9
Amortization of intangible assets	14.0	14.9
Total operating expenses	301.1	247.6

Income (loss) from operations	6.4	95.4

Other income (expense):
Interest expense	(8.2)	(8.5)
Other, net	(2.0)	(1.7)
Total other income (expense), net	(10.2)	(10.2)

Income (loss) before income taxes	(3.8)	85.2
Income taxes	0.1	(15.5)
Net income (loss)	$(3.7)	$69.7

Net (loss) income per common share*
Basic	$(0.07)	$1.31
Diluted	$(0.07)	$1.28

Shares used in computing net income (loss) per common share
Basic	50.7	53.3
Diluted	50.7	54.5

* Any differences in the calculation of net income per common share is due to rounding.

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Cash flows (used in) provided by operating activities:
Net income (loss)	$(3.7)	$69.7
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Share-based compensation expense	9.9	10.5
Depreciation and amortization	30.9	28.7
Change in fair value of contingent consideration, net	0.5	1.1
Amortization of deferred financing costs	1.0	1.0
Deferred income taxes	1.9	(1.7)
Other	0.6	3.5
Changes in operating assets and liabilities:
Accounts receivable	93.7	42.1
Inventories	(50.1)	(99.9)
Prepaid expenses and other assets	(16.6)	(10.0)
Accounts payable	(14.7)	20.1
Accrued expenses and other liabilities	(56.5)	(40.0)
Accrued compensation	(32.2)	(29.4)
Contract liabilities	(2.0)	9.4
Net cash (used in) provided by operating activities:	(37.3)	5.1
Cash flows used in investing activities:
Purchases of property, plant and equipment	(32.2)	(56.1)
Net cash used in investing activities:	(32.2)	(56.1)
Cash flows used in financing activities:
Purchases of treasury stock	(57.5)	—
Principal payments on term loan facility	(8.5)	(5.6)
Principal payments on convertible senior notes	—	(10.6)
Proceeds from share-based compensation activity	0.5	6.9
Taxes paid for share-based compensation activity	(5.0)	(12.2)
Contingent consideration payments	—	(0.7)
Net cash used in financing activities:	(70.5)	(22.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(0.3)
Net change in cash, cash equivalents and restricted cash	(140.3)	(73.5)
Cash, cash equivalents and restricted cash at beginning of period	576.3	621.5
Cash, cash equivalents and restricted cash at end of period	$436.0	$548.0

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Reconciliation of Net Income to Adjusted Net Income (1)

($ in millions, except per share value)	Three Months Ended March 31,
	2022	2021	Source
Net income (loss)	($3.7)	$69.7
Adjustments:
Plus: Non-cash amortization charges	15.1	16.0	Intangible Asset (IA) Amortization, Other Income
Plus: Changes in fair value of contingent consideration	0.5	1.1	Product COGS
Plus: Acquisition-related costs (transaction & integration)	0.4	0.2	SG&A
Tax effect	(3.2)	(3.4)
Total adjustments:	$12.8	$13.9
Adjusted net income (loss)	$9.1	$83.6
Adjusted net income (loss) per diluted share	$0.18	$1.53
Reconciliation of Net Income to Adjusted EBITDA (1)

($ in millions)	Three Months Ended March 31,
	2022	2021
Net income (loss)	($3.7)	$69.7
Adjustments:
Plus: Depreciation & amortization	30.9	28.7
Plus: Income taxes	(0.1)	15.5
Plus: Total interest expense, net	8.0	8.3
Plus: Changes in fair value of contingent consideration	0.5	1.1
Plus: Acquisition-related costs (transaction & integration)	0.4	0.2
Total adjustments	$39.7	$53.8
Adjusted EBITDA	$36.0	$123.5
Reconciliation of Gross Margin and Adjusted Gross Margin (1)

($ in millions)	Three Months Ended March 31,
	2022	2021
Total revenues	$307.5	$343.0
Less: Contracts and grants revenues	9.6	21.3
Adjusted revenues	$297.9	$321.7

Cost of product sales	80.3	52.6
Cost of contract development and manufacturing	75.6	46.7
Cost of product sales and cost of contract development and manufacturing services ("COGS")	155.9	99.3
Less: Changes in fair value of contingent consideration	0.5	1.1
Adjusted COGS	$155.4	$98.2

Gross margin (adjusted revenues minus COGS)	$142.0	$222.4
Gross margin % (gross margin divided by adjusted revenues)	48%	69%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$142.5	$223.5
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	48%	69%
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Reconciliation of Net Research and Development Expenses (1)

($ in millions)	Three Months Ended March 31,
	2022	2021
Research and development expenses	$46.4	$52.5
Adjustments:
Less: Contracts and grants revenue	9.6	21.3
Net research and development expenses	36.8	31.2
Adjusted revenue (Total revenue less contracts and grants revenue)	$297.9	$321.7
Net R&D as % of adjusted revenue (Net R&D margin)	12%	10%

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